UNITED STATES SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: June 6, 2014

ENERGIE HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

000-28562	94-2857548
(Commission File Number)	(I.R.S. Employer
Identification No.)

4885 Ward Road

Suite 300

Wheat Ridge, Colorado 80033

 (Address of principal executive offices) (Zip Code)

(720)-963-8055

Registrant's telephone number, including area code

Alas Aviation Corp.

4002 Highway 78

Suite 530-324

Snellville, GA  30039

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 3 to our Current Report on Form 8-K (the “Amendment”) filed on June 10, 2014, is to: a) provide further clarity and completeness of our disclosures throughout; b) add financial statements as of June 30, 2014 and December 31, 2013 and for the three and six month periods ended June 30, 2014 and 2013; c) restate our (i) consolidated financial statements for the years ended December 31, 2013 and 2012; (ii) unaudited condensed financial statements as of March 31, 2014 and December 31, 2013, and for the three months ended March 31, 2014 and 2013; and (iii) unaudited condensed combined pro forma financial statements, to correct an error in recording related party receivables; and d) to include pro forma results for the six month period ended June 30, 2014.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that may cause or contribute actual results to differ from these forward-looking statements include, but are not limited to, for example:

•	adverse economic conditions;
•	risks related to the construction market;
•	risks related to the U.S. import market;
•	the inability to attract and retain qualified senior management and technical personnel;
•	other risks and uncertainties related to the changing lighting market and our business strategy.

All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from expectations under “Risk Factors” and elsewhere in this current report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See the section entitled “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

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Item 1.01. Entry into a Material Definitive Agreement

On December 31, 2013, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with OELC, LLC, a Delaware limited liability company and its wholly-owned subsidiary, Energie LLC (hereinafter jointly referred to as “Energie”). The Share Exchange Agreement was not effective until July 2, 2014 due to a variety of conditions subsequent that needed to be met which are described below. Upon effectiveness, we issued 33,000,000 “restricted” shares of our common stock, representing approximately 65% of our then issued and outstanding voting securities, in exchange for all of the issued and outstanding member interests of Energie. This transaction is considered to be a capital transaction, rather than a business combination, equivalent to the issuance of ownership interests by Energie for the net assets of Energie Holdings, Inc., accompanied by a recapitalization (the “Share Exchange”). The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible is recorded.

The closing of the Share Exchange Agreement was conditioned upon certain, limited customary representation and warranties, as well as conditions to close, such as the total shares of Holdings issued and outstanding being limited to 51,000,000, and the completion of an audit of Energie’s financial statements. Following the execution of the Share Exchange Agreement but prior to closing an additional 400,000 shares were issued and the limitation of 51,000,000 shares was waived, allowing for the issuance.

Thereafter, on January 27, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with two of our then wholly owned subsidiaries, Energie Holdings and Alas Acquisition Company. The Merger Agreement effectively merged us with and into Holdings, with Holdings being the surviving corporation. The net effect of the Merger Agreement was to effectuate a name change from Atlas Aviation Corp., to Energie Holdings, Inc. in order to provide a better understanding to investors of our entry into the LED lighting industry.

As a result of these transactions we are now a holding company, with Energie acting as our operating subsidiary, engaged in the business of LED lighting.

All references herein to us, we, our, Energie and the Company refer to Holdings and its subsidiaries, and its respective business following the consummation of the Merger and Share Exchange Agreements, unless the context otherwise requires.

The description of the Merger Agreement and Share Exchange Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the respective agreements copies of which are attached hereto as Exhibit 10.1 and 10.2 and incorporated by reference as if set forth into this Item 1.01.

As a result of these transactions, our management has changed and we are now engaged in the LED lighting business. Following is a description of our business, information concerning our new management and business operations and other material information concerning our Company.

DESCRIPTION OF BUSINESS

Energie Holdings, Inc. (“we,” “us,” our” the “Company” or “Holdings”) is focused on acquiring and growing specialized LED lighting companies for the architecture and interior design markets for both commercial and residential applications. The lighting products include both conventional fixtures and advanced solid-state technology that can integrate with digital controls and day-lighting to create energy efficiencies and a better visual environment. Our objective is to grow, innovate, and fully capture the rapidly growing lighting market opportunities associated with solid state lighting.

Upon the closing of the Share Exchange Agreement our former members of management resigned and our current management was appointed to their respective positions with us. See “Management,” below.

Énergie was founded in 2001and is engaged in the import and sale of specialized interior lighting solutions to the architecture and interior design markets in North America. Our headquarters is located in Wheat Ridge, Colorado, and we also maintain a production and assembly facility in Zeeland, Michigan. See “Property” below.

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We have developed an end-to-end production and distribution platform for imported lighting products featuring HID, fluorescent, and LED technologies. Long term contracts with five European manufacturers and one in Taiwan provide us with exclusive North American distribution rights to over 270 total products in 37 categories. After processing any modifications necessary to meet UL standards and building code requirements, the products are sold to customers through a network of over 60 independent lighting sales agents. In addition to a 15% commission structure, we provide our sales force with promotional materials, product training, and technical support.

We intend to capitalize on these European lighting companies’ desire to penetrate the North American markets by solving many of the problems these producers encounter when approaching these markets. These obstacles include designs that do not meet UL/CUL standards and building codes, the need to provide appropriate North American oriented marketing and product information and specifications, experience to leverage the lighting industry sales agent network, and market based product supply.

Our business strategy is to enter into exclusive sales agreements with European suppliers that have unique lighting products, and to bridge the divide between product desires of North American architects, lighting designers, electrical engineers and interior designers to access innovative European products and the desires of European manufacturers to find a cost effective way to penetrate the North American markets. As these European partners are continually developing new products, we collaborate in the fixture design process and have the right to launch such products in North America. In many cases, our partners will co-fund the front end costs associated with launching new products. However we require additional working capital to accelerate our anticipated growth. We estimate that we will need up to $500,000 in additional working capital to accomplish our objectives. See “Management’s Discussion and Analysis of Financial Condition – Liquidity and Capital Resources” below.

We design, develop, enhance and market advanced commercial grade illumination products that exclusively use LED’s as their light source in the continental United States, Canada and Puerto Rico. Our products include LED hanging and recessed ceiling fixtures, recessed wall fixtures and wall sconces. Our branded products have been installed in a wide variety of settings including commercial office space, financial trading floors, health care facilities, museums, schools, restaurants, retail stores and other public locations. According to Freedonia Research this segment of the industry is estimated at $4 billion of architectural, specification-grade lighting fixtures with innovative, differentiated lighting products that exemplify:

•	Energy efficiency focused on the disruptive LED technology;
•	High performance with respect to quantity and quality of light through superior optic design; and
•	Aesthetic design that appeals to the senses while allowing architects and designers to make strong visual statements by accessing European lighting fixture designers.

In order to secure such projects we cultivate relationships and builds our brand through marketing and sales efforts aimed at decision-makers responsible for lighting; primarily architects, lighting designers, electrical engineers, interior designers, space planners and other product designators. We maintain a network of over 60 third-party sales agencies across North America to represent our products. Lighting sales agencies in the commercial lighting market are standalone, commission-based, geographically specific companies that represent many different manufacturers and represent only lighting fixtures and lighting control systems. We support our agents with sales and marketing resources to help drive “sell through” of our branded products. All products are assembled to Underwriter’s Laboratory requirements in our factory to control quality and meet lead time requirements of our customers.

Our business model and product strategy is based upon collaboration with leading European lighting manufacturing companies, including Rudolpf Zimmermann, Bamberg Gmbh, Bamberg, Germany Regent Beleuchtungskorper AG, Basel, Switzerland, Trilux GmbH & Co. KG, Arnsberg Germany, Multiline Licht NV, Lummen Belgium, Luxiona-Troll Canovelles, Spain and Tons Lightogy Inc., New Taipei City, Taiwan. Except for the agreement with Tons Lightogy, which was executed in 2012, each of these other agreements have been in place for over ten (10) years and are renewable for additional 2 year terms. Each of the agreements contain standard warranties, are either FOB manufacturer or CFR destination and title and risk of loss passes to us upon delivery, when payment becomes due. Each also includes a list of products that are manufactured by each respective manufacturer. Order cancellation is allowed up until 21 days prior to delivery, except for Trilux, which requires a 6 month written notice. Thereafter, no cancellation is allowed. The agreements are exclusive to us throughout North America.

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The North American architectural and design community has long recognized that European lighting manufacturers have distinctive, innovative and technologically advanced product offerings. Arguably, we believe European designs and technology are several years ahead of what is available in North America. However, designers have historically encountered difficulties working with European manufacturers. Typical issues include product designs that do not meet UL/CUL standards and North American building codes, poor marketing collateral and product information, incompatible specification data, long lead times to receive product, poor sales support, limited customer service, and high overall cost and complexity due to exchange rates, freight, duties and other factors.

The European manufacturers have long viewed the North American market for architectural, specification-grade lighting as large and attractive. However, apart from a few isolated examples, attempts to penetrate this market by establishing wholly-owned U.S. operations have been costly and unprofitable and as a result, many have failed. We believe the challenges the European manufacturers encounter include (a) incomplete understanding of the design and product attributes demanded by North American architects and designers; (b) incomplete understanding of UL/CUL and building code requirements; (c) inexperience working with indirect sales channels such as agents and distributors (European sales strategy is based on company employed direct salespeople); and (d) the overall high cost of “green fielding” and supporting U.S. operations.

To address these issues, we intend to expand our operations through the acquisition of related businesses that will complement our current business.  There are many synergistic operations which have expressed an interest in being acquired by our Company due to our status as a publicly traded company.  We believe this makes economic sense because we can eliminate duplication of general and administrative expense, provide more centralized information marketing and eliminate overlapping of services offered.  We are presently evaluating several such businesses as potential acquisition candidates and have engaged in discussions with other acquisition targets.  However, as of the date of this Report there are no definitive agreements in place relating to our acquiring any such business and there can be no assurances that such agreements will be executed on favorable terms or at all in the future.

If we are successful, the acquisition of related, complimentary businesses is expected to increase revenues and profits by providing a broader range of services in vertical markets which are consolidated under one parent, thus reducing overhead costs by streamlining operations and eliminating duplicitous efforts and costs.  There are no assurances that we will increase profitability if we are successful in acquiring other synergistic companies.

Management will seek out and evaluate related, complimentary businesses for acquisition.  The integrity and reputation of any potential acquisition candidate will first be thoroughly reviewed to ensure it meets with management’s standards.  Once targeted as a potential acquisition candidate, we will enter into negotiations with the potential candidate and commence due diligence evaluation of each business, including its financial statements, cash flow, debt, location and other material aspects of the candidates’ business.  We expect to utilize the issuance of our securities as part of the consideration that we will pay for these proposed acquisitions.  If we are successful in our attempts to acquire similar companies utilizing our securities as part or all of the consideration to be paid, our current shareholders will incur dilution.  See “RISK FACTORS.” We anticipate that we will need additional capital to make these acquisitions. We have had various discussions with investment banking firms and others potential investors. Relevant thereto, on April 23, 2014, we entered into an Engagement Agreement with an investment banking firm who has agreed to provide up to $25 million in equity capital to allow us to proceed with our plan to acquire synergistic companies. This commitment is subject to numerous conditions, including their review and consent to the relevant acquisition and despite this agreement, we do not view this agreement as a firm commitment to provide us with what we consider to be the necessary funding. We view this as more of a non-binding letter of intent. We believe this commitment provides the possibility of obtaining the funding needed to aggressively pursue our acquisition plan. We are continuing to seek out and discuss financing with other potential partners or lenders. While no assurances can be provided, we expect that many lighting fixture companies will be interested in consolidating with us to capitalize on the application of the disruptive LED technology.

Our objective is to become a leading provider of advanced LED lighting solutions by acquiring and growing complementary LED based lighting fixture companies. We are focused on acquiring specialized lighting companies for the architecture and interior design markets for both commercial and residential applications. Our creative lighting products will include both conventional fixtures and advanced solid-state technology that can integrate with digital controls and day-lighting to create energy efficiencies and a better visual environment. Our intent is to grow, innovate, and fully capture the rapidly growing lighting market opportunities associated with solid state lighting. There are no assurances we will be successful.

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Key elements of our business growth strategy include:

•	LED Technology Leadership: As LED technology increases in the speed at which it is advancing, lighting fixture designs will have to adapt to that rate of change. Our Advisory Team intends to provide access to the best resources to apply LED technology. We also intend to provide buying contracts with LED component manufacturers to control cost while staying at the leading edge of the technology.

•	Access to Investment Capital: The change from conventional lighting technology to LED technology is expensive. The capital needed to understand and apply LED technology is more than most conventional lighting manufactures have or are willing to risk. We intend to provide the appropriate capital to develop and launch LED lighting fixtures.

•	Best Practices Management Services: The business processes and staffing required to move to solid state lighting are different than those needed for conventional lighting technology. Our Advisory Team intends to provide assistance to help capitalize on these changes aggressively and cost effectively.

•	Market Appropriate Education. We believe that educating architects, designers, specifiers and end-users of the benefits of LED lighting is key to growing our market share by shifting their preference from more traditional lighting to LED lighting. There continue to be unique advances in LED engineering and, while no assurances can be provided, we believe the market is beginning to embrace the technology. We also believe our employees have the knowledge and ability to educate both our customer base and, if successful, the personnel in the companies we acquire. We expect that this will drive sales by driving the commercial market towards LED lighting.

•	Sales and Distribution Network: We maintain a network of over 60 third-party sales agencies across North America to represent our products. These agreements provide for exclusive rights to sell our lighting fixtures for a commission in specific counties as described in each agreement.

If and when we successfully consummate acquisitions, each company that we acquire will have their own third-party sales agencies and distribution network. We are targeting acquisitions that will diversify our product portfolio. By carrying a broader selection of LED lighting products we anticipate that we will be able to not just expand our existing network of sales agencies, but to also become more of a preferred provider of products to select sales agencies.

•	Expanding our LED Product Portfolio. As our goal is to serve our customers and create a quality experience in both product and service, we will continue to expand these categories and add necessary fixtures and light sources to increase our offering as an LED solution provider.

•	Developing and Protecting Our Intellectual Property. Securing and defending intellectual property by using the UL Listing process related to the design, manufacture and application of advanced lighting technology is expected to be a key element of our existing and future business. The strength of our intellectual property portfolio is intended to allow us to compete on the basis of our technology, which we believe will give us an advantage over many of our larger competitors.

•	Capitalizing on Opportunities in Our Target Markets. We believe there is a growing need for unique, advanced lighting solutions across our target markets. Because we have access to the advanced products from our International partners, we expect to continue to introduce innovative advanced lighting products as we believe there exists significant opportunities to grow market share. By introducing new products and expanding sales of existing products we believe that we can significantly improve operational efficiency by reducing our cost of materials, components and manufacturing. Expanding our products and increasing our sales will also allow us to gain additional leverage from sales representatives within our distribution network.

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The LED Lighting Industry

The global lighting industry generally is divided between three major market segments: commercial, industrial and residential. Within these three market segments exist two broad product categories: fixtures and light bulbs (referred to as lamps in the lighting industry). The fixtures category includes all apparatuses, luminaires and power/heat-control systems, while lamps consist of the devices that emit light. Conventional lamps typically include incandescent, fluorescent and high-intensity discharge (HID) products. For commercial applications, we believe that the more expensive and long lasting fluorescent and HID lamps and fixtures have had the largest market share. For industrial applications, metal halide and fluorescent have been the primary light source. For residential applications within the general illumination market, inexpensive incandescent bulbs and, to a lesser extent, compact fluorescent (CFL) lamps have been the common choice.

With rapid advancements in the performance, efficiency and cost of energy-efficient lighting, including LED-based solutions, conventional light sources, such as incandescent lamps, are beginning to be replaced by advanced technologies with lower operating costs over their useful lives. In addition, the energy-efficient nature of LED technology makes it an environmentally friendly light source, and the compact size of LEDs has created new possibilities in lighting fixture and lamp design. Product selection is influenced by a number of factors, including overall cost, energy efficiency, product life, lumen output and other product features, as well as regulatory and environmental factors. We believe our unique advanced lighting solutions are well positioned to increasingly displace conventional lighting in each of our targeted markets.

In North America, lighting manufacturers typically sell products through manufacturer’s representatives, electrical supply representatives, or an internal sales force to electrical wholesale distributors. The distributors then market products to electrical contractors and other end-users. Representatives also have direct contact with lighting designers, electrical engineers, architects and general contractors that influence buying decisions. The manufacturer’s representatives often provide value-added services, such as product promotion or design and implementation assistance. The ability of smaller companies to compete against larger more-established rivals is heavily rooted in their capacity to leverage their unique product portfolios and customer service to garner maximum productivity from each representative.

Historically, large global competitors focused almost exclusively on the general illumination market because of their advantage in purchasing power, manufacturing volume and distribution efficiency, while smaller industry participants generally competed in niche markets primarily by offering specialized products and superior customer service to their regions. However, the evolution of advanced lighting solutions has enabled smaller companies to penetrate and compete in the larger general illumination market. One of these notable advanced lighting solutions is LED lighting.

LED Lighting Industry Trends

LED’s are semiconductor-based devices that generate light. As the cost of LEDs decreases and their performance improves, we expect that they will continue to compete more effectively in the general illumination market versus traditional lighting. High-brightness LEDs are the core, light-producing components within an LED lighting system. We believe the LED lighting industry is experiencing the following trends:

•	Technological Innovations Expand LED Functionality. Since the introduction of the first visible LED in the 1960s, the technology has offered an increasingly wide variety of colored lighting, beginning with red and expanding to green, yellow and orange. Initial rudimentary applications included traffic lights, automotive brake lights and indicator lights. In the mid-1990s, LEDs became capable of emitting blue light. With the advent of blue LEDs, combined with phosphor technology, LEDs made another technological leap by emitting white light. This breakthrough enabled LEDs to compete with traditional lighting solutions for applications in commercial, industrial and residential markets. In an effort to lower energy consumption, lighting companies are focusing on increasing “lumens per watt.” Lumens per watt (often referred to as “efficacy”) is an industry standard that measures the amount of light emitted per watt of electrical power used, meaning the more lumens per watt, the more energy-efficient the product. Traditional incandescent lighting sources can produce between 10 and 35 lumens per watt, while fluorescent and HID light sources can produce output exceeding 100 lumens per watt. Today’s LEDs are currently performing well over 100 lumens per watt at the LED level, making them comparable to, and often better than, fluorescent and HID light sources.

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•	High Energy Costs Drive LED Adoption. As a result of high energy prices and the expectation that prices will continue to rise, businesses and consumers are increasingly adopting new technologies to reduce energy consumption. LED lighting technology is inherently more energy efficient and can result in more than 80% power savings over incandescent solutions. According to The Department of Energy, 22% of all energy consumption in the United States is from lighting applications. This combined rate represents approximately 35% of all energy consumption in commercial buildings as compared to approximately 15% for residential users and 5% for industrial companies. Despite safety issues and concerns, compact fluorescent (CFL) lamps are used for lighting energy conservation. However, recent technological advancements to LED lighting have made it more commercially viable in terms of brightness, efficiency, lamp life, safety and color-rendering (CRI). In addition, competitive pressures, declining LED costs and greater manufacturing efficiencies are driving down LED lamp prices. As a result of these gains and while there can be no assurances, we believe LED adoption should continue to expand. For example, LED lamps are currently outselling CFL lamps in Japan as the quality of light is far superior to CFLs. In 2011, an analysis of the global lighting market by Freedonia predicts that the LED market share for new construction will grow from 7% in 2010 to 70% in 2020. In the same period, LED market share for replacement lamps and retrofits will soar from 5% to 53%. In dollars, the same study estimated that the overall LED lighting market will grow by about 30% per year and reach approximately $84 billion in 2020.

•	Legislative Influences Spur Market Adoption of Energy Efficient LED Lighting. Government regulations, such as initiatives by the United States Department of Energy and the Environmental Protection Agency’s Energy Star Certification Program, are driving adoption of more energy efficient lighting solutions. Energy Star sets industry-wide international recommendations for lighting products that outline efficiency and performance criteria, helping manufacturers promote their products and purchasers better understand lighting products. Governments are also adopting or proposing legislation to promote energy efficiency and conservation. Lower energy consumption translates into lower electricity generation, often from coal power plants, and thus can significantly lower carbon emissions. Legislative actions to promote energy efficiency can beneficially impact the LED lighting market in the countries adopting such legislation and other countries, as well. For example, several countries have effectively banned the 40, 60, and100-watt incandescent light bulbs and are expected to progressively apply these restrictions to lower-wattage bulbs. In addition, LED lighting solutions are free of hazardous materials such as mercury, which can be harmful to the environment. Any restrictions on the use of hazardous substances could adversely affect one of the LED lamp’s primary competitors, the CFL market.

Competition

We currently face competition from both traditional lighting companies that provide general lighting products, including incandescent, fluorescent, high intensity discharge (HID), metal halide (MH) and other traditional light sources. We also have competitors from specialized lighting companies that are engaged in providing LED lighting fixture products. In general, we intend to compete with both groups on the basis of design, innovation, and quality of light, maintenance costs, safety issues, energy consumption, price, product quality and brightness.

In the general illumination market, we compete with traditional lighting companies that include Acuity Brands Lighting, Inc., Cooper Lighting (a division of Cooper Industries, Inc.), Hubbell Lighting, Inc. (a division of Hubbell Incorporated), Juno Lighting Group (a division of Schneider Electric SA), GE Lighting and Royal Philips Lighting (a division of Koninklijke Philips Electronics N.V.). Our LED products should tend to be alternatives to conventional lighting sources for applications within the commercial and residential markets. In these markets, we compete on the basis of unique designs, performance, energy savings, lamp life, and durability.

We believe that we will compete favorably in our markets, based on the following factors:

•	Breadth and diversity of high-quality LED product offerings
•	Our expansive distribution network and developed relationships
•	Innovative products at competitive price points
•	UL/CUL, DLC and Energy Star certifications
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•	Ability to offer multiple levels of products
•	Value-engineered products producing a fast ROI
•	Responsiveness to customers

We expect our markets to remain competitive and to reflect rapid technological evolution and continuously evolving customer and regulatory requirements. Our ability to remain competitive depends in part upon our success in developing new and advanced LED lighting solutions and introducing these products at competitive prices on a timely basis.

Intellectual Property

UL Listings

We have over 20 United Laboratories™ (“UL”) files, which include UL Listings for over 14,000 products for sale in the United States and Canada. UL is an independent safety testing laboratory. A UL Listing means that UL has tested representative samples of the product and determined that it meets UL’s requirements. These requirements are based primarily on UL’s published and nationally recognized standards for safety. UL’s testing certifies the design, construction and assembly of the certified products. UL Listings do not expire as long as the product certified is not materially changed. Ownership of a UL Listing may also be transferred between companies. Most customers in the lighting industry will only buy UL listed products.

Trademarks

We have one registered trademark, “Energie.”

Employees

As of the date of this report, we have eleven (11) full-time employees including our management, consisting of Harold Hansen, Lee Barratt and Veda Ferlazzo Clark, as well as seven additional employees, including a bookkeeper, sales person, engineer, two in marketing and two in operations in our Colorado location and one person in purchasing, one in production and an engineer, who work out of our Michigan location. Richard Cole Dennard, our current Chief Financial Officer, works with us as an independent contractor. We also retain additional part and full time employees on a temporary basis as needed to meet production schedules. Depending upon our backlog, we usually employ between 2 and 14 people on a temporary basis. None of our employees are members of any union. We believe our relationship with our employees is good.

As we continue to expand, we expect we will add additional employees in the areas of production, engineering and sales.

Legal Proceedings

To the best of our management’s knowledge and belief, there are no claims that have been brought against us nor have there been any claims threatened.

Property

Headquarters – We do not own the property from which we operate our business. Our principal place of business is located at 4885 Ward Road, Suite 300, Wheat Ridge, Colorado 80033 and is used for administration and accounting support. This space consists of approximately 6,000 square feet of executive offices and a conference room. This location is leased pursuant to a seven year term at approximately $4,415 base rent with approximately $2,330 in monthly shared expenses. This facility houses our sales, marketing, customer service, product development and accounting activities and is also used to train agents and provide educational seminars for architects, designers and specifiers within a classroom environment and fixture showroom.

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Our manufacturing, production, assembly and fulfillment is handled from a 23,000 square foot facility located at 200 E. Garfield Avenue in Zeeland, Michigan. This facility is leased from Symbiote Inc. which became one of our shareholders following the Closing under the Share Exchange Agreement. This facility holds inventory and assembles finished goods to fulfill customer orders. Production engineering, production management and production services are all accomplished from this facility. This facility is under a lease with approximately 4 years remaining at approximately $6,000 base rent with approximately $2,000 in monthly shared expenses.

Government Regulation

We are not subject to any extraordinary governmental regulations.

RISK FACTORS

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZES, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD SUFFER. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD ALSO DECLINE. WE OPERATE IN A CONTINUALLY CHANGING BUSINESS ENVIRONMENT. IN THIS ENVIRONMENT, NEW RISKS MAY EMERGE AND ALREADY IDENTIFIED RISKS MAY VARY SIGNIFICANTLY IN TERMS OF IMPACT AND LIKELIHOOD OF OCCURRENCE. MANAGEMENT CANNOT PREDICT SUCH DEVELOPMENTS, NOR CAN IT ASSESS THE IMPACT, IF ANY, ON OUR BUSINESS OF SUCH NEW RISK FACTORS OR OF EVENTS DESCRIBED IN ANY FORWARD-LOOKING STATEMENTS.

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Current Report filed on Form 8-K before investing in our Common Stock. The Company’s business is subject to numerous risk factors, including but not limited to the following:

Risks Related to Our Business

Our independent accountants have expressed a "going concern" opinion.

Our financial statements accompanying this Report have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.  We have a minimal operating history and minimal revenues or earnings from operations.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future.  See “Description of Business” and “Management’s Discussion and Analysis of Financial Condition – Liquidity and Capital Resources.”  There are no assurances that we will generate profits from operations.

 We have not generated profits from our operations.

We incurred net losses of $1,619,469 and $908,219 during the years ending December 31, 2013 and 2012, respectively.  Based upon our current business plan, our ability to begin to generate profits from operations is dependent upon our obtaining additional financing and there can be no assurances that we will ever establish profitable operations. As we pursue our business plan, we are incurring significant expenses without corresponding revenues.   In the event that we remain unable to generate significant revenues to pay our operating expenses, we will not be able to achieve profitability or continue operations.

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Our ability to continue as a going concern is dependent on raising additional capital, which we may not be able to do on favorable terms, or at all.

We need to raise additional capital to support our current operations and fund our sales and marketing programs. We estimate that we will need a minimum of $500,000 in additional capital in order to generate profits from operations.  We can provide no assurance that additional funding will be available on a timely basis on terms acceptable to us, or at all. If we are unsuccessful in raising additional funding, our business may not continue as a going concern. Even if we do find additional funding sources, we may be required to issue securities with greater rights than those currently possessed by holders of our common stock. We may also be required to take other actions that may lessen the value of our common stock or dilute our common stockholders, including borrowing money on terms that are not favorable to us or issuing additional equity securities. If we experience difficulties raising money in the future, our business and liquidity will be materially adversely affected.

We do not currently have an external line of credit facility with any financial institution.

As indicated above, we have estimated that we need approximately $500,000 in additional capital to generate profits from operations.  We have attempted to establish credit facilities with financial institutions but have experienced little or no success in these attempts due primarily to the current economic climate, specifically the reluctance of most financial institutions to provide such lines of credit to relatively new business ventures.  We also have limited assets available to secure such a line of credit.  We intend to continue to attempt to establish an external line of credit in the future, but there can be no assurances we will be able to do so.  The failure to obtain an external line of credit could have a negative impact on our ability to generate profits.

Our financial results may fluctuate from period to period as a result of several factors which could adversely affect our stock price.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that will affect our financial results include:

•	acceptance of our products and market penetration;

•	the amount and timing of capital expenditures and other costs relating to the implementation of our business plan;

•	the introduction of new products by our competitors;

•	general economic conditions and economic conditions specific to our industry.

As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We are dependent upon third party suppliers of our products.

We are dependent on our foreign partners for our supplies of LED products. While we believe that there are numerous potential sources of LED products available, if these manufacturers were to cease production or otherwise fail to supply us with quality product in sufficient quantities on a timely basis and we were unable to contract on acceptable terms for these products with alternative manufacturers it would have a material adverse effect on our business.

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If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future success and ability to implement our business strategy depends, in part, on our ability to attract and retain key personnel, and on the continued contributions of members of our senior management team and key technical personnel, each of whom would be difficult to replace. All of our employees, including our senior management, are free to terminate their employment relationships with us at any time. Competition for highly skilled technical people is extremely intense, and we face challenges identifying, hiring and retaining qualified personnel in many areas of our business. If we fail to retain our senior management and other key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our strategic objectives and our business could suffer.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, sports sponsorship agreements and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to build and sustain proper information technology infrastructure, our business could suffer.

We depend on information technology as an enabler to improve the effectiveness of our operations and to interface with our customers, as well as to maintain financial accuracy and efficiency. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure, we could be subject to transaction errors, processing inefficiencies, the loss of customers, business disruptions, or the loss of or damage to intellectual property through security breach. Our information systems could also be penetrated by outside parties’ intent on extracting information, corrupting information or disrupting business processes. Such unauthorized access could disrupt our business and could result in the loss of assets.

Our success depends, to an extent, upon the continued services of Harold Hanson, our President and Chief Executive Officer.

We rely on the services of Harold Hanson for strategic and operational management and the relationships he has built.  The loss of Mr. Hanson could also result in the loss of our favorable relationships with one or more of our customers.  We do maintain “key person” term life insurance on the CEO in the amount of $1,000,000. This could also preclude our ability to attract and retain qualified persons to agree to become directors of our Company.

Our new products may not achieve broad market acceptance, which would prevent us from increasing our revenue and market share.

If we fail to achieve broad market acceptance of our existing and new products, there could be an adverse impact on our ability to increase our revenue, gain market share and achieve and sustain profitability. Our ability to achieve broad market acceptance for existing and additional products will be impacted by a number of factors, including:

•	our ability to timely introduce and complete new designs and timely qualify and certify our products;
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•	whether the owners of large industrial or commercial facilities will continue to be willing to purchase our products given our current size of operations;
•	our ability to produce LED lighting systems that compete favorably against other solutions on the basis of price, quality, design, reliability and performance;
•	our ability to choose appropriate products from our suppliers that we will be able to modify to comply with local standards and regulatory requirements, as well as potential in-country manufacturing requirements; and
•	our ability to continue to develop and maintain successful relationships with our customers and suppliers.

In addition, our ability to achieve increased market share will depend on our ability to increase sales to commercial, residential and industrial facilities. These potential customers often have in certain cases made substantial investments in other types of lighting systems, which may create challenges for us to achieve their adoption of our LED solutions.

The LED lighting industry is highly competitive and we expect to face increased competition as new and existing competitors introduce competing products, which could negatively impact our results of operations and market share.

Marketing and selling our LED solutions against traditional lighting solutions is highly competitive, and we expect competition to intensify as new and existing competitors enter the LED lighting market. We believe that there are possibly a number of companies developing LED and other products that will compete directly with our LED systems.

Some of our competitors have announced plans to introduce LED products that could compete with our systems. Several of our existing and potential competitors are significantly larger, have greater financial, marketing, distribution, customer support and other resources, are more established than we are, and have significantly better brand recognition. Some of our competitors have more resources to develop or acquire, and more experience in developing or acquiring, new products and technologies and in creating market awareness for these products and technologies. Further, certain competitors may be able to develop new products more quickly than we can and may be able to develop products that are more reliable or which provide more functionality than ours. In addition, some of our competitors have the financial resources to offer competitive products at aggressive or below-market pricing levels, which could cause us to lose sales or market share or require us to lower prices for our LED systems in order to compete effectively. If we have to reduce our prices by more than we anticipated, or if we are unable to offset any future reductions in our average selling prices by increasing our sales volume, reducing our costs and expenses or introducing new products, our gross profit would suffer.

A drop in the price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition and results of operations.

We believe that a decision to purchase an LED system is strongly influenced by the cost of electricity. Decreases in the prices of electricity would make it more difficult for all LED systems to compete. In particular, growth in unconventional natural gas production and an increase in global liquefied natural gas capacity are expected to keep natural gas prices relatively low for the foreseeable future. Persistent low natural gas prices, lower prices of electricity produced from other energy sources, such as nuclear power, or improvements to the utility infrastructure could reduce the retail price of electricity from the utility grid, making the purchase of an LED less economically attractive and lowering sales of our LED lighting systems. In addition, energy conservation technologies and public initiatives to reduce demand for electricity also could cause a fall in the retail price of electricity from the utility grid which could negatively impact our sales.

We depend upon a few manufacturers. Our operations could be disrupted if we encounter problems with these manufacturers.

We have limited internal manufacturing capabilities, and rely primarily upon the products of third party manufacturers with whom we have entered into agreements to allow us to offer their products on an exclusive basis. Our manufacturing facility is focused largely on assembly and modification of existing products manufactured by third parties overseas. Our reliance on those manufacturers makes us vulnerable to possible capacity constraints and reduced control over component availability, delivery schedules, manufacturing yields and costs.

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The revenues that our manufacturers generate from our orders may represent a relatively small percentage of their overall revenues. As a result, fulfilling our orders may not be considered a priority in the event of constrained ability to fulfill all of their customer obligations in a timely manner. In addition, the facilities in which our products are manufactured are located outside of the United States. We believe that the location of these facilities outside of the United States increases supply risk, including the risk of supply interruptions or reductions in manufacturing quality or controls.

If our manufacturers were unable or unwilling to manufacture our products in required volumes and at high quality levels or renew existing terms under supply agreements, we would have to identify, qualify and select acceptable alternative manufacturers. An alternative contract manufacturer may not be available to us when needed or may not be in a position to satisfy our quality or production requirements on commercially reasonable terms, including price. Further, in most instances the products we purchase from any particular manufacturer are proprietary to that manufacturer and it would not be possible to source the same product from another manufacturer. Any significant interruption in manufacturing would require us to reduce our supply of products to our customers, which in turn would reduce our revenues, harm our relationships with our customers and damage our relationships with our distributors and end customers and cause us to forego potential revenue opportunities.

If we are unable to effectively develop, manage and expand our distribution channels for our products, our operating results may suffer.

If we are unable to effectively penetrate additional business channels or develop alternate channels to ensure our products are reaching the appropriate customer base, our financial results may be adversely impacted. In addition, if we successfully penetrate or develop these channels, we cannot guarantee that customers will accept our products or that we will be able to deliver them in the timeline established by our customers.

We intend to sell a substantial portion of our products to electrical distributors. We will rely on our lighting sales agents to develop and expand their customer base as well as anticipate demand from their customers. If they are not successful, our growth and profitability may be adversely impacted.

We will operate in an industry that is subject to significant fluctuation in supply and demand that affects our LED revenue and profitability.

The LED lighting industry is in the early stages of adoption and is characterized by constant and rapid technological change, rapid product obsolescence and price erosion, evolving standards, short product life-cycles and fluctuations in product supply and demand. The industry has experienced significant fluctuations, often in connection with, or in anticipation of product cycles and declines in general economic conditions. These fluctuations have been characterized by lower product demand, production overcapacity, higher inventory levels and increased pricing pressure.

The adoption of or changes in government and/or industry policies, standards or regulations relating to the efficiency, performance or other aspects of LED lighting or changes in government and/or industry policies, standards or regulations that discourage the use of certain traditional lighting technologies, could impact the demand for our LED products.

The adoption of or changes in government and/or industry policies, standards or regulations relating to the efficiency, performance or other aspects of LED lighting may impact the demand for our LED products. Demand for our LED products may also be impacted by changes in government and/or industry policies, standards or regulations that discourage the use of certain traditional lighting technologies. For example, the Energy Independence and Security Act of 2007 in the United States imposed constraints on the sale of incandescent lights which began in 2012. These constraints may be eliminated or delayed by legislative action, which could have a negative impact on demand for our products.

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Depressed general economic conditions, including the strength of the construction market, may adversely affect our operating results and financial condition.

We believe our results of operations suffered significantly as a result of the recent worldwide recession. Our business is sensitive to changes in general economic conditions, both inside and outside the United States. An economic downturn may adversely impact our business. Sales of our lighting products depend significantly upon the level of new building and renovation construction, which is affected by commercial and housing market trends, interest rates and the weather. In addition, due to the seasonality of construction and the sales of lighting products, our revenue and income have tended to be significantly lower in the first quarter of each year. We may experience substantial fluctuations in our operating results from period to period as a consequence of these factors. Slow growth in the economy or an economic downturn could adversely affect our ability to meet our working capital requirements and growth objectives, or could otherwise adversely affect our business, financial condition and results of operations. As a result, any general or market-specific economic downturns, particularly those affecting new building construction and renovation, or that cause end-users to reduce or delay their purchases of lighting products, services, or retrofit activities, would have a material adverse effect on our business, cash flows, financial condition and results of operations.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past, and could fluctuate in the future. Factors that may contribute to fluctuations include:

•	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand in the industries we serve;
•	our ability to effectively manage our working capital;
•	our ability to satisfy consumer demands in a timely and cost-effective manner;
•	pricing and available of labor and materials;
•	our inability to adjust certain fixed costs and expenses for changes in demand;
•	seasonal fluctuations in demand and our revenue; and
•	disruption in component supply from foreign vendors.

If LED lighting technology fails to gain widespread market acceptance or we are unable to respond effectively as new lighting technologies and market trends emerge, our competitive position and our ability to generate revenue and profits may be harmed.

To be successful, we depend on continued market acceptance of our existing LED technology. Although adoption of LED lighting continues to grow, the use of LED lighting products for general illumination is in its early stages, is still limited and faces significant challenges. Potential customers may be reluctant to adopt LED lighting products as an alternative to traditional lighting technology because of its higher initial cost or perceived risks relating to its novelty, reliability, usefulness, light quality and cost-effectiveness when compared to other established lighting sources available in the market. Changes in economic and market conditions may also affect the marketability of some traditional lighting technologies such as declining energy prices in certain regions or countries may favor existing lighting technologies that are less energy efficient, reducing the rate of adoption for LED lighting products in those areas. Even if LED lighting products continue to achieve performance improvements and cost reductions, limited customer awareness of the benefits of LED lighting products, lack of widely accepted standards governing LED lighting products and customer unwillingness to adopt LED lighting products in favor of entrenched solutions could significantly limit the demand for LED lighting products and adversely impact our results of operations. In addition, we will need to keep pace with rapid changes in LED technology, changing customer requirements, new product introductions by competitors and evolving industry standards, any of which could render our existing products obsolete if we fail to respond in a timely manner. Development of new products incorporating advanced technology is a complex process subject to numerous uncertainties. We have previously experienced, and could in the future, experience delays in the introduction of new products.

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If effective new sources of light other than LEDs are discovered, our current products and technologies could become less competitive or obsolete. If others develop innovative proprietary lighting technology that is superior to ours, or if we fail to accurately anticipate technology and market trends, respond on a timely basis with our own development of new products and enhancements to existing products, and achieve broad market acceptance of these products and enhancements, our competitive position may be harmed and we may not achieve sufficient growth in our net sales to attain or sustain profitability.

If we are unable to manage any future growth effectively, our profitability and liquidity could be adversely affected.

Our ability to achieve our desired growth depends on our execution in functional areas such as management, sales and marketing, and general administration and operations. To manage any future growth, we must continue to improve our distribution, operational and financial processes and systems and expand, train and manage our employee base. If we are unable to manage our growth effectively, our business and results of operations could be adversely affected.

If we are not able to compete effectively against companies with greater resources, our prospects for future success will be jeopardized.

The lighting industry is highly competitive. In the high performance lighting markets in which we sell our advanced lighting systems, our products compete with lighting products utilizing traditional lighting technology provided by many vendors. Additionally, in the advanced lighting markets in which we have primarily competed to date, competition has largely been fragmented among a number of small manufacturers. However, some of our competitors, particularly those that offer traditional lighting products, are larger, established companies with greater resources to devote to research and development, manufacturing and marketing, as well as greater brand recognition.

Moreover, we expect to encounter competition from an even greater number of companies in the general lighting market. Our competitors are expected to include the large, established companies in the general lighting industry, such as GE, Inc., Osram Sylvania, CREE, Inc. and Royal Philips Electronics. Each of these competitors has undertaken initiatives to develop LED technology. These companies have global marketing capabilities and substantially greater resources to devote to research and development and other aspects of the development, manufacture and marketing of LED lighting products than we possess. The relatively low barriers to entry into the lighting industry and the limited proprietary nature of many lighting products also permit new competitors to enter the industry easily.

In each of our markets, we also anticipate the possibility that LED manufacturers, including those that currently supply us with LEDs, may seek to compete with us. Our competitors’ lighting technologies and products may be more readily accepted by customers than our products. Moreover, if one or more of our competitors or suppliers were to merge with one another, the change in competitive landscape could adversely affect our competitive position. Additionally, to the extent that competition in our markets intensifies, we may be required to reduce our prices in order to remain competitive. If we do not compete effectively, or if we reduce our prices without making commensurate reductions in our costs, our net sales and profitability and our future prospects for success may be harmed.

We depend on independent sales representatives for a substantial portion of our net sales, and the failure to manage our relationships with these third parties, or the termination of these relationships, could cause our net sales to decline and harm our business.

We rely significantly on indirect sales channels to market and sell our products. Most of our products are sold through third-party independent sales representatives. In addition, these parties provide technical sales support to end-users. Our current agreements within these sales channels are generally non-exclusive, meaning they can sell products of our competitors. We anticipate that any such agreements we enter into in the future will be on similar terms. Furthermore, our agreements are generally short-term, and can be cancelled by these sales channels without significant financial consequence. We cannot control how these sales representatives perform and cannot be certain that we or end-users will be satisfied by their performance. If these sales representatives significantly change their focus away from us, or change their historical pattern of selling products from us, there could be a significant impact on our net sales and profits.

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Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.

Despite product testing, defects may be found in our existing or future products. This could result in, among other things, a delay in the recognition or loss of net sales, loss of market share or failure to achieve market acceptance. These defects could cause us to incur significant warranty, support and repair costs, divert the attention of our engineering personnel from our product development efforts, and harm our relationship with our customers. The occurrence of these problems could result in the delay or loss of market acceptance of our lighting products and would likely harm our business. Some of our products use line voltages (such as 120 or 277 AC), which involve enhanced risk of electrical shock, injury or death in the event of a short circuit or other malfunction. Defects, integration issues or other performance problems in our lighting products could result in personal injury or financial or other damages to end-users or could damage market acceptance of our products. Our customers and end-users could also seek damages from us for their losses. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend.

The cost of compliance with environmental, health and safety laws and regulations could adversely affect our results of operations or financial condition.

We are subject to a broad range of environmental, health, and safety laws and regulations. These laws and regulations impose increasingly stringent environmental, health, and safety protection standards and permitting requirements regarding, among other things, air emissions, wastewater storage, treatment, and discharges, the use and handling of hazardous or toxic materials, waste disposal practices, the remediation of environmental contamination, and working conditions for our employees. Some environmental laws, such as Superfund, the Clean Water Act, and comparable laws in U.S. states and other jurisdictions world-wide, impose joint and several liability for the cost of environmental remediation, natural resource damages, third party claims, and other expenses, without regard to the fault or the legality of the original conduct, on those persons who contributed to the release of a hazardous substance into the environment. We may also be affected by future laws or regulations, including those imposed in response to energy, climate change, geopolitical, or similar concerns. These laws may impact the sourcing of raw materials and the manufacture and distribution of our products and place restrictions and other requirements on the products that we can sell in certain geographical locations.

Our operations rely on international suppliers and are subject to risks associated with operating in international markets.

All of our products originate from foreign suppliers. International business operations are subject to inherent risks, including, among others:

•	difficulty in enforcing agreements through foreign legal systems,
•	unexpected changes in regulatory requirements, tariffs, and other trade barriers or restrictions,
•	potentially adverse tax consequences,
•	the burdens of compliance with the U.S. Foreign Corrupt Practices Act, similar anti-bribery laws in other countries, and a wide variety of foreign laws,
•	import and export license requirements and restrictions of the United States and each other country in which we operate,
•	exposure to different legal standards and reduced protection for intellectual property rights in some countries,
•	currency fluctuations and restrictions, and
•	political, social, and economic instability, including war and the threat of war, acts of terrorism, pandemics, boycotts, curtailment of trade or other business restrictions.

If we do not anticipate and effectively manage these risks, these factors may have a material adverse impact on our sales, thus lowering our total revenues.

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We believe that certification and compliance issues are critical to adoption of our lighting systems, and failure to obtain such certification or compliance would harm our business.

We are required to comply with certain legal requirements governing the materials in our products. Although we are not aware of any efforts to amend any existing legal requirements or implement new legal requirements in a manner with which we cannot comply, our net sales might be adversely affected if such an amendment or implementation were to occur.

Moreover, although not legally required to do so, we strive to obtain certification for substantially all our products. In the United States, we seek certification on substantially all of our products from Underwriters Laboratories (UL®) or Intertek Testing Services (ETL®). Although we believe that our broad knowledge and experience with electrical codes and safety standards have facilitated certification approvals, we cannot ensure that we will be able to obtain any such certifications for our new products or that, if certification standards are amended, that we will be able to maintain such certifications for our existing products. Moreover, although we are not aware of any effort to amend any existing certification standard or implement a new certification standard in a manner that would render us unable to maintain certification for our existing products or obtain ratification for new products, our net sales might be adversely affected if such an amendment or implementation were to occur.

Failure to effectively estimate employer-sponsored health insurance premiums and incremental costs due to the Affordable Healthcare Act could materially and adversely affect our results of operations, financial position, and cash flows.

In March 2010, the United States federal government enacted comprehensive health care reform legislation, which, among other things, includes guaranteed coverage requirements, eliminates pre-existing condition exclusions and annual and lifetime maximum limits, restricts the extent to which policies can be rescinded, and imposes new taxes on health insurers, self-insured companies, and health care benefits. The legislation imposes implementation effective dates that began in 2010 and extend through 2020 with many of the changes requiring additional guidance from federal agencies and regulations. Possible adverse effects could include increased costs, exposure to expanded liability, and requirements for us to revise the ways in which healthcare and other benefits are provided to employees. We continue to monitor the potential impacts the health care reform legislation will have on our financial results.

We may be subject to legal claims against us or claims by us which could have a significant impact on our resulting financial performance.

At any given time, we may be subject to litigation, the disposition of which may have an adverse effect upon our business, financial condition, or results of operation. Such claims include but are not limited to and may arise from product liability and related claims in the event that any of the products that we sell is faulty or contains defects in materials or design.  We may be subject to patent infringement claims from our products. In addition, we may be subject to claims by our lenders, claims for rent, and claims from our vendors on our accounts payable; and although we have been able to obtain understandings with the foregoing and have informal forbearance agreements from those parties, one or more of them may elect to commence collection proceedings which could result in judgments against us and have a significant negative impact on our operations.

We have significant exposure to economic risk in Europe because the majority of our supply partners are located in Europe.

Because the majority of our products are manufactured by European suppliers, we are subject to all of the general European economic risks faced by them. Countries in Europe may be significantly affected by fiscal and monetary controls implemented by the European Union (“EU”) and European Economic and Monetary Union (“EMU”), which require member countries to comply with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls. Decreasing imports or exports, changes in governmental or other regulations on trade, changes in the exchange rate of the Euro, the default or threat of default by one or more EU member countries on its sovereign debt, and/or an economic recession in one or more EU member countries may have a significant adverse effect on the economies of other EU member countries and major trading partners outside Europe.

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In recent years, the European financial markets have experienced volatility and adverse trends due to concerns about economic downturns, rising government debt levels and the possible default of government debt in several European countries, including Greece, Ireland, Italy, Portugal and Spain. Several countries, including Greece and Italy, have agreed to multi-year bailout loans from the European Central Bank, International Monetary Fund, and other institutions. A default or debt restructuring by any European country, such as the restructuring of Greece’s outstanding sovereign debt, can adversely impact holders of that country’s debt and sellers of credit default swaps linked to that country’s creditworthiness, which may be located in countries other than those listed above, and can affect exposures to other EU countries and their businesses as well. The manner in which the EU and EMU responded to the global recession and sovereign debt issues raised questions about their ability to react quickly to rising borrowing costs and the potential default by Greece and other countries of their sovereign debt and revealed a lack of cohesion in dealing with the fiscal problems of member states. To address budget deficits and public debt concerns, a number of European countries have imposed strict austerity measures and comprehensive financial and labor market reforms, which could increase political or social instability. Many European countries continue to suffer from high unemployment rates.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants who will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

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We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of our becoming a reporting company, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $75 million as of the end of the second quarter of that fiscal year.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this report and in future filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Risks Related to our Common Stock

There is a limited trading market for our Common Stock and there can be no assurance that a larger market will develop in the future.

Holders of our Common Stock may, therefore, have difficulty selling their Common Stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of Common Stock will be able to be sold without incurring a loss. Any such market price of the Common Stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the Common Stock in the future. Further, the market price for the Common Stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general economic conditions. In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company.

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We do not have significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities on the OTCQM which will make it more difficult for you to sell your securities.

The OTCQM, an inter-dealer quotation system, and other national stock exchanges each limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission (the “SEC”).  Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the SEC.  Because issuers whose securities are qualified for quotation on the OTCBB or any other national exchange are required to file these reports with the SEC in a timely manner, the failure to do so may result in a suspension of trading or delisting.

 There are no automated systems for negotiating trades on the OTCQM and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCQM, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Our stock will be considered a “penny stock” so long as it trades below $5.00 per share. This can adversely affect its liquidity.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.  In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings.  We do not expect to have retained earnings available for declaration of dividends in the foreseeable future.  There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you.  Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

Any adverse effect on the market price of our Common Stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock.

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The market price of our Common Stock may fluctuate significantly in the future.

We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;

•	our ability to market our services on a cost-effective and timely basis;

•	our inability to obtain working capital financing, if needed;

•	changing conditions in the market;

•	changes in market valuations of similar companies;

•	stock market price and volume fluctuations generally;

•	regulatory developments;

•	fluctuations in our quarterly or annual operating results;

•	additions or departures of key personnel; and

•	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment.  In the past, securities class action litigation has often been brought against a company following periods of stock price volatility.  We may be the target of similar litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.  Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock.  As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

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State securities laws may limit secondary trading, which may restrict the states in which you can sell our common stock.

If you own shares of our common stock, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

There is a limitation on Officer and Director Liability/Indemnification.

Our Certificate of Incorporation contains a provision, which, in substance, eliminates the personal liability of our officers and directors and our shareholders for monetary damages for breaches of their fiduciary duties as officers and directors to the fullest extent permitted by Delaware law.

There is a limited public market for our Common Stock.

There is currently a limited public market for the Common Stock. Holders of our Common Stock may, therefore, have difficulty selling their Common Stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of Common Stock will be able to be sold without incurring a loss. Any such market price of the Common Stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the Common Stock in the future. Further, the market price for the Common Stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general economic conditions.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. At present, we have instituted internal controls, but it may take time to implement them fully. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

We cannot predict whether we will successfully effectuate our current business plan.  Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Report contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “Description of Business” and elsewhere in this Report.  See “Risk Factors.”

Company Overview

We are focused on growing and acquiring specialized LED lighting companies for the architecture and interior design markets for both commercial and residential interiors. The lighting products will include both conventional fixtures and advanced solid-state technology that can integrate with digital controls and day-lighting to create energy efficiencies and a better visual environment. Our objective is to grow, innovate, and fully capture the rapidly growing lighting market opportunities associated with solid state lighting. The management team and advisory board is comprised of experienced executives in the lighting industry with recent specific focus on the LED lighting industry. The group has over 300 years of combined experience in this industry.

Effective July 2, 2014, we consummated agreements to acquire Energie in exchange for the issuance of 33,000,000 shares of our common stock, representing approximately 65% of our outstanding shares at the time of issuance. As a result of this transaction we changed our name to Energie Holdings, Inc.

We are engaged in the import and sale of specialized interior lighting solutions to the architecture and interior design markets in North America. Our current business commenced on November 29, 2001.

Our principal place of business is located at 4885 Ward Road, Suite 300, Wheat Ridge, Colorado, telephone (720) 963-8055. We also maintain a production and assembly facility in Zeeland, Michigan. Our website is www.energieholdings.com.

The following selected comparative financial information for the six months ended June 30, 2014 and 2013, and the year ended December 31, 2013 and 2012 have been derived from and should be read in conjunction with Energie’s financial statements for the six months ended June 30, 2014 and 2013, and the fiscal years ended December 31, 2013 and 2012 included in this Report.

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Results Of Operations

Comparison of Results of Operations for the Six-Month Period Ended June 30, 2014 and 2013

	Six months ended June 30,
	2014	2013	Change	%
Sales revenue	$339,371	$1,356,285	$(1,016,914)	(75)%
Cost of revenue	(165,814)	(578,585)	412,771	(71)%
Gross profit	173,557	777,700	(604,143)	(78)%

Total operating expenses	1,110,908	1,158,037	(47,129)	(4)%

Interest expense	(179,977)	(66,620)	(113,357)	170%
Other income (expense)	72,089	(25,080)	97,169	(387)%

Net loss	$(1,045,239)	$(472,037)	$(573,202)	121%

Sales revenue decreased because we had an unusually large order of over $950,000 in the first half of 2013 and a slower than usual first half in 2014, which we attribute to not having sufficient working capital to grow the product offering which would have maintained sales levels. Cost of revenue decreased proportionally to the decrease in revenues during this six month period.

Operating expenses

	Six months ended June 30,
	2014	2013	Change	%
Commissions	$47,930	$324,768	$(276,838)	(85)%
Compensation	254,569	353,096	(98,527)	(28)%
Depreciation and amortization	127,126	98,565	28,561	29%
General and administrative	681,283	381,608	299,675	79%
	$1,110,908	$1,158,037	$(47,129)	(4%)

Operating expense decreased due to lower commission expense, which corresponds to the decrease in revenue over the same period. We also continue to try to control costs where possible, due to our decreased revenues and limitations of available capital. General and administrative expense increased because of the one-time costs associated with the transaction to acquire ALAS and then acquire Energie LLC, including increased professional fees.

Interest expense increased by $113,357 (170%). This increase is due to additional debt of approximately $1,595,000. We have been using debt financing to provide supplemental cash to fund our operations.

Other income consists of miscellaneous income. Other income is offset by the expense associated with factoring our accounts receivable, which had decreased activity in 2014 over 2013, as we move towards collecting our receivables rather than factoring them.

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Comparison of Results of Operations for the Years Ended December 31, 2013 and 2012

	Year ended December 31,
	2013	2012	Change	%
Sales revenue	$1,733,373	$2,020,126	$(286,753)	(14)%
Cost of revenue	(758,739)	(894,572)	135,833	(15)%
Gross profit	974,634	1,125,554	(150,920)	(13)%

Total operating expenses	2,286,567	1,589,346	697,221	44%

Interest expense	(421,787)	(381,314)	(40,473)	11%
Other income (expense)	114,251	(63,113)	177,364	(281)%

Net loss	$1,619,469	$908,219	$711,250	78%

Sales revenue decreased by $286,753 during the year ended December 31, 2013 compared to 2012 due to the overall softness in the commercial construction industry, especially in the second half of 2013 and the accelerated shift to LED fixtures that we were not able to keep up with due to an overall lack of funding necessary for development and product launch costs. Cost of revenue decreased proportionally to the decrease in revenues.

Operating expenses

	Year ended December 31,
	2013	2012	Change	%
Commissions	$372,954	$288,408	$84,546	29%
Compensation	600,786	623,345	(22,559)	(4)%
Depreciation and amortization	238,053	216,894	21,159	10%
General and administrative	1,074,774	460,699	614,075	133%
	$2,286,567	$1,589,346	$697,221	44%

This increase in operating expenses was driven by having more sales in 2013 by third party sales representatives and distributors, which led to higher commission expense. Additionally, we incurred an increase in professional fees as a result of the Merger and Share Exchange discussed hereinabove. These additional expenses were partially offset by decreases in most other categories as we tried to control spending due to a limitation of funding.

Interest expense increased by $40,473. This increase is due to additional debt of approximately $1,250,000.

Other income (expense) consists of miscellaneous income. Other income is offset by the expense associated with factoring our accounts receivable, which had decreased activity in 2013 over 2012, as we move towards collecting our receivables rather than factoring them.

Liquidity and Capital Resources

At June 30, 2014 we had cash and cash equivalents of $8,898.

At June 30, 2014, we had current assets, comprising primarily of cash, accounts receivable and inventory, of $506,071 and current liabilities of $5,707,088, resulting in a working capital deficit of $5,201,017.   We have experienced losses since our inception (November 29, 2001) and had an accumulated deficit of $4,157,445 at June 30, 2014.   This raises substantial doubt about our ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

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Net cash used in operating activities was $138,551 during the six months ended June 30, 2014, compared to $35,050 during the six months ended June 30, 2013.  We anticipate that overhead costs in current operations will increase in the future if we are successful in raising the capital described herein as a result of our anticipated increased marketing and operating activities.

Cash flows used in investing activities were $16,032 during the six months ended June 30, 2014 and $0 for the similar period in 2013.

Cash flows provided by financing activities were $125,607 and $12,290 during the six months ended June 30, 2014 and 2013 and related to additional borrowings under existing debt agreements.

We have various outstanding promissory notes payable to related parties, aggregating $3,552,933 at June 30, 2014. Interest accrues on these notes at rates between 6% and 24% per annum. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” below.

We believe that our principal difficulty in our inability to successfully generate profits has been the lack of available capital to operate and expand our business.  We believe we need a minimum of approximately $500,000 in additional working capital to be utilized for development and launching of new products for Energie, as well as funding the business development efforts to identify, qualify and acquire other LED lighting companies, with the balance for working capital and general and administrative expense.  As of the date of this Report other than as disclosed below we have no other commitment from any investor or investment-banking firm to provide us with the necessary funding and there can be no assurances we will obtain such funding in the future.  Failure to obtain this additional financing will have a material negative impact on our ability to generate profits in the future.

On April 23, 2014, we entered into an Engagement Agreement with an investment banking firm who has agreed to provide up to $25 million in equity capital to allow us to proceed with our plan to acquire synergistic companies. This commitment is subject to numerous conditions, including their review and consent to the relevant acquisition and despite this agreement, we do not view this agreement as a firm commitment to provide us with what we consider to be the necessary funding. We view this as more of a non-binding letter of intent. We believe this commitment provides the possibility of obtaining the funding needed to aggressively pursue our acquisition plan. We are continuing to seek out and discuss financing with other potential partners or lenders. While no assurances can be provided, we expect that many lighting fixture companies will be interested in consolidating with us to capitalize on the application of the disruptive LED technology.

Subsequent Events

On July 2, 2014, we issued 33,000,000 unregistered shares of common stock in exchange for 100% ownership interest in Energie. This transaction resulted in the owners of Energie obtaining a majority voting interest in Holdings. The merger of Energie into Holdings results in Energie having control of the combined entity. Accordingly, this is considered to be a capital transaction, rather than a business combination, equivalent to the issuance of ownership interests by Energie for the net assets of Holdings, accompanied by a recapitalization. The accounting is identical to that resulting from a reverse acquisition, except that no goodwill or other intangible is recorded.

On July 16, 2014 we entered into an Investment Agreement and Registration Rights Agreement with Dutchess Opportunity Fund, II, LP (“Dutchess”). Pursuant to the Investment Agreement, Dutchess committed to purchase, subject to certain restrictions and conditions, up to $5 million of our Common Stock upon issuance by us of a put to Dutchess at a price equal to ninety-four percent (94%) of the lowest daily VWAP (volume weighted average price) of our Common Stock during the five (5) consecutive Trading Days beginning on the Put Notice Date and ending on and including the date that is four (4) Trading Days after such Put Notice Date. The Put Amount shall be equal to up to either 1) two hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the three (3) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing prices immediately preceding the Put Date or 2) one hundred thousand dollars ($100,000). The obligation of Dutchess to purchase our shares is contingent upon our filing of a registration statement registering the shares of our Common Stock with the US Securities and Exchange Commission and such registration statement being declared effective, as well as our common stock continuing to be listed for trading, among other things. We have not yet filed such a registration statement but intend to file in the near future. There are no assurances that such registration statement will be deemed effective, or that we will elect to take advantage of this opportunity.

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Also, on August 21, 2014, we entered into a Securities Purchase Agreement with KBM Worldwide, Inc., (“KBM”) wherein we agreed to issue an 8% convertible promissory note in the principal amount of $53,000. The note may be converted into shares of our common stock at any time beginning 180 days from the date of the Note at a price equal to 61% of the average closing bid price of our common stock during the 10 trading days immediately preceding the date of conversion. In the event we fail to pay the Note when it becomes due, the balance due under the Note incurs interest at the rate of 22% per annum. The Note contains additional terms and conditions normally included in instruments of this kind, including a right of first refusal wherein we have granted KBM the right to match the terms of any future financing in which we engage on the same terms and contemplated in such future financing.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the six-month period ended June 30, 2014.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of December 31, 2013 and 2012.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 1 to our financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that are expected to have a material impact on the financial statements or notes thereto.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the ownership of Common Stock as of the date of this Report, by (i) each person known to us to own more than 5% of our outstanding Common Stock as of the date of this Report, (ii) our sole director, (iii) each of our executive officers, and (iv) our director and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class(3)

Common	Harold Hanson(1) 4885 Ward Road Suite 300 Wheat Ridge, CO 80033	11.696,631	22.9%
Common	Symbiote, Inc. 300 North Centennial Street Zeeland, Michigan 49464	6,930,940	13.6%
Common	Lee Barratt (1) 4885 Ward Road Suite 300 Wheat Ridge, CO 80033	-0-	*
Common	Richard Cole Dennard (1) 4885 Ward Road Suite 300 Wheat Ridge, CO 80033	-0-	*
Common	Veda Ferlazzo Clark (1) 4885 Ward Road Suite 300 Wheat Ridge, CO 80033	-0-	*
Common	All Officers and Directors as a Group (4 persons)	11,696,631	22.9%

———————

•	Less than 1%

(1)	Officer and/or director of our Company.

Directors and Executive Officers

The following table sets forth certain information regarding the Company’s directors, Key Contractors and executive officers following the Share Exchange.

Name	Age	Position
Harold Hansen	66	President, Chief Executive Officer and Director
Richard Cole Dennard	35	Contract Chief Financial Officer
Lee Barratt	65	Corporate Secretary
Veda Ferlazzo Clark	60	Chief Development Officer

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Resumes:

Harold (Hal) Hansen: President, Chief Executive Officer and Director. Mr. Hansen was appointed to his positions with our Company in April 2014. Since September 2011 he has also been the founder, CEO and Managing Member of Énergie, LLC. He has held senior executive-level positions in general management, marketing, product development, sales management, and in product, market, and corporate development for major U. S. companies. Mr. Hansen has had additional experience in international business projects in Canada, Mexico, Western Europe, and in the People's Republic of China. He has a broad background in the development and implementation of strategic and tactical marketing and business plans as well as in the development and delivery of the education, training, and communication programs needed to implement the plans. As a business consultant since 1983, he helped companies (ranging from divisions of large multi-national manufacturers and service organizations to start-ups) increase their sales volume and profitability. Along with a consulting engagement with Peerless Lighting, he has developed international lighting importing projects for Zumtobel/Staff and ERCO before becoming the temporary Vice President of Marketing and Sales for Focal Point Lighting. During these projects he designed and implemented programs that established and implemented new or expanded entries of international lighting into the US market. Mr. Hansen devotes substantially all of his time to our affairs.

Richard Cole Dennard: Chief Financial Officer. Mr. Dennard acts as our Chief Financial Officer on a contract basis since July 2014. He has worked with Énergie, LLC since early 2012. He is a seasoned accounting and finance professional with a diverse background in a variety of industries, including companies in the manufacturing, distribution, energy services, insurance and professional services industries. Mr. Dennard worked in the assurance practice at Deloitte & Touche LLP for seven years. For the last 5 years, Mr. Dennard has been a partner for a regional consulting firm. He devotes only such time as necessary to our business, which does not exceed 20% of his business activities.

Lee Barratt: Corporate Secretary. Mr. Barratt was appointed to his positions with our Company in July 2014. Mr. Barratt has a varied background in public finance and business operations. His fifteen-year career in this area has been with several state and school organizations of varying size and capital assets. In these organizations he acted as the Chief Financial Officer or as the Director of Business and Finance providing the organization and oversight to make them a success. One of these companies was Énergie, LLC, where he learned the basic business requirements and the product development process in the lighting industry. This background will be useful in his new role with Energie Holdings in providing oversight and the establishment of administrative operations. Mr. Barratt additionally brings a great deal of large organization experience from his career in the US Navy. During his 26-year career in the Navy he served on multiple ship and shore establishment both as an enlisted man and an officer. His background in the construction, maintenance, and repair of all manner of ships included the planning, preparations and completion of all work. This included the forecasting of all manpower and materials needs as well as other financial requirement. Mr. Barratt holds Bachelor and Master’s Degrees in Economics from the University of Colorado at Denver. He devotes substantially all of his time to our affairs.

Veda Ferlazzo Clark: Chief Development Officer. Ms. Clark was appointed to her positions with our Company in July 2014. Ms. Clark is an experienced leader combining general management, operating experience, board governance, and consulting background within a broad range of industries including technology products, software, LED lighting, and manufacturing. She has a consistent record of aligning strategy and operations to meet revenue and profit targets, customer needs, and market opportunities. Ms. Clark is adept at driving new technology and innovation, developing a culture of accountability and continuous improvement, and leading sustainability and energy efficiency mandates, both in terms of products and operations. She is a collaborative, analytical leader known for setting clear strategic direction, actionable operating plans, and key performance indicators that drive productivity and employee engagement at all levels. Her successful experience as President and Chief Executive Officer, Board Director and ESOP Trustee of LITECONTROL CORP., as well as CEO of other technology companies will be critical to our success in acquisitions and growth of our target companies. Ms. Clark is a Six Sigma Black Belt. She was selected to join the executive program of the NEW ENGLAND CLEAN ENERGY COUNCIL’S Leading Clean Energy Ventures. She holds a Master of Business Administration from Boston University. She devotes substantially all of his time to our affairs.

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Business Advisory Group:

The Business Advisory Group is made up of selected professionals who will provide strategic and operational guidance to our executive team as well as the executives and managers of our subsidiaries. They are not employees but will be contracted to perform specific projects as needed.

Philip Mercorella (70) Mr. Mercorella has extensive experience in public and private companies as well as with private equity firms. He served for 22 years with Herman Miller Inc., and is now retired from that company. His positions ranged from Executive Vice- President, Herman Miller, Inc. (Parent Company) to being an Officer and Chief Executive of several subsidiaries. Mr. Mercorella’s private equity/operating partner involvements include Goldner, Hawn, Johnson & Morrison, Minneapolis, MN; Parallel Investment Partners- Dallas, TX., Genuity Capital Partners- Toronto, Canada and Nicollet Capital Investors- Minneapolis, MN.. He is currently serving as a Chairman of the Board of Directors and operating partner with Flower Group Inc. (One Floral) Ontario, Canada. He holds degrees from St. Francis College, BBA Management and Pennsylvania State University, MBA Marketing. He has also been a faculty member at Penn State.

Andrew Hurry (46) Mr. Hurry is a senior banker with over 20 years of strategic advisory and transactional experience. His strengths include applying a unique combination of a pragmatic scientific, engineering and finance background to complex situations across environmental, telecom, healthcare and other industries. Mr. Hurry is currently a FINRA Registered Representative with the Denver based investment bank The Yale Group. Prior to joining The Yale Group, Mr. Hurry was a principal at Grayson & Associates, a merchant banking firm focusing on medical related technology investments. Before Grayson, he was a Senior Project Manager in Europe for global environmental consulting firms with his role focusing on business development, environmental due diligence and natural resource development. Mr. Hurry holds an MBA from the University of London, England, an M.Sc. from University College London and a B.Sc. from the University of Glasgow, Scotland.

Mitchell Kohn (60) Mr. Kohn is president of Mitchell B. Kohn Lighting Design, with Chicago area offices in Highland Park, Illinois, specializing in lighting design for corporate, commercial, institutional, and high-end residential environments. With over 30 years of experience, he has successfully completed over 500 projects throughout the world. In addition to consulting to corporations and architectural and design firms world-wide, Kohn is a frequent lecturer on various lighting subjects with courses registered with both the AIA and IIDA. He has been a consultant to several domestic and international lighting manufacturers applying his expertise to product development and marketing. He has been published extensively on both technical subjects as well as design projects which have included discussions on glare control, energy saving techniques, task lighting, sustainability, and visual performance. He has been named a Fellow of both the International Association of Lighting Designers (IALD), and the Illuminating Engineering Society (IES), for which he served as Chairman of their Office Lighting Committee, responsible for developing and maintaining ANSI lighting standards for 15 years. He has served on the Board of Directors of the IALD, the IALD Education Trust, the National Council on Qualifications for the Lighting Professions (NCQLP), and Lightfair International. For his architectural lighting designs, Mr. Kohn has also been the recipient of the International Illumination Design Award of Distinction, and the IES Award of Excellence, their highest design award recognition, a General Electric Edison Award, an IALD Design Citation, and a U.S. Patent for developments in the field of task lighting. He also served as writer and editor of Lighting Focus, a quarterly lighting supplement to Interiors Magazine and Architecture Magazine.

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Key Employees

Justin Kerns (39): Co-Founder of Energie LLC and Chief Operating Officer of Energie LLC. Mr. Kerns co-founded Énergie, LLC in 2001 and has recently returned to the company. From 2001-2011 he spearheaded product development and operational activities of the business helping to transition it from a startup into a mature and successful enterprise. As part of that process, he drove technical design and compliance both internally and with Énergie,LLC’s international partners and domestic sales partners. With his return as COO he leads all engineering, product development, operations and manufacturing activities. Prior to founding Énergie, he attended University of Colorado Boulder and obtained a BS in Architectural Engineering with emphasis in Illumination. He then worked in the lighting industry as a lighting designer with ABS Consultants, Marketing Program Manager for Peerless Lighting and then consulted with numerous lighting manufacturers on product strategy with Business Development International. For the past few years he was Director of Engineering at a computer data center power startup, Zonit Structured Solutions. He devotes substantially all of his time to our affairs.

Joe Durzo Ph.D. (68): Executive Vice President of Energie LLC: Mr. Durzo is responsible for marketing at Énergie LLC. As a principle at Durzo Development Group LLC, he worked with clients on customer experience, marketing, sales, and sales support. For nine years prior to joining Énergie, Joe was Senior Vice President and Chief Learning Officer at Archstone-Smith, one of the nation’s leading owners and operators of apartments. In that role, Joe and his organization partnered with the operations leadership team to create, implement and enhance the brand and customer service culture. He and his team developed customer experience measurement systems, improved customer-centered operating processes and implemented company-wide initiatives ranging from new software systems to customer service programs. Joe also pioneered the development of the leadership development programs and was instrumental in the development of both leasing and service team learning programs. Joe has more than 25 years of experience helping organizations develop programs and implement strategic initiatives focused on customer-centered change in multi-family, health insurance, manufacturing, and financial services organizations. Joe received his Ph.D. from Syracuse University with a special focus on change management. . He devotes substantially all of his time to our affairs.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. The offices of President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary are appointed by our Board of Directors, with other officer’s positions being filled by appointment from our President and Chief Executive Officer. Directors are elected by our shareholders. Vacancies on the Board of Directors may be filled by majority vote from the remaining members of the Board of Directors or by a majority vote of our shareholders; in each case directors serve until their earlier resignation or their successors are duly elected and qualified.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers and directors, in addition to any of our three most highly compensated officers with annual compensation exceeding $100,000.  None of the Company’s officers and directors received any compensation during the fiscal years ended December 31, 2013 and December 31, 2012. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity, although we may choose to adopt a policy in the future.

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Summary Compensation Table

		Salary	Bonus	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Frank Drechsler Former President, CEO, Treasurer, CFO, Secretary and Director	2013 2012	- -	- -	- -	- -	- -
Arnold Leonora Former President and CEO	2013 2012	- -	- -	- -	- -	- -
Warrick Morgan Former Chief Financial Officer	2013 2012	- -	- -	- -	- -	- -
Arancha Gonzales Former Treasurer	2013 2012	- -	- -	- -	- -	- -
Harold (Hal) Hansen Current President, Chief Executive Officer and Director	2013 2012	83,654 84,404	- -	- -	58,326 -	141,980 84,404
Lee Barratt Current Secretary	2013 2012	- -	- -	- -	- -	- -
All Officers and Directors as a Group	2012 2013	- -	- -	- -	- -	- -

Employment Agreements

Prior to the closing of the Share Exchange and in anticipation of closing, we entered into employment agreements with Harold Hansen our President and Chief Executive Officer and Lee Barratt our Corporate Secretary.

Mr. Hansen’s employment agreement is for a term of three years and provides for an increase in annual salary from $83,654 in 2013 to $150,000 per year with increases each year if trailing twelve month sales meet or exceed certain levels. Mr. Hansen is subject to 18 month non-compete / non-solicitation provisions following termination of his employment with us. In addition he is eligible to receive a three year severance package equal to his current compensation at the time of termination in the event of a termination without cause, as defined therein.

Mr. Barratt’s employment agreement is at will and provides for an annual salary of $90,000 per year, with increases and bonuses upon favorable annual review. Mr. Barratt is subject to 18 month non-compete / non-solicitation provisions following termination of his employment with us.

We have entered into an independent contractor agreement with NOW CFO, a Denver Colorado-based financial consulting firm, to provide our Treasurer and Chief Financial Officer, Richard Cole Dennard. We plan to enter into employment agreements (collectively, the “Employment Agreements”) with the following executive officers (the “Executives”) of the Company: (1) Joe Durzo; (2) Justin Kerns; and (3) Veda Ferlazzo Clark.  The terms of the Employment Agreements will be decided by our President and Chief Executive Officer.

Equity Compensation Plan

We have adopted the Energie Holdings, Inc. 2014 Stock Option Plan and have reserved 5,100,000 shares for issuance thereunder (the “Plan”). The Plan includes awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and our other six highest paid executive officers required to be reported under the proxy disclosure rules. As of the date of this Report, no shares or options to purchase any shares have been granted. We believe that the Plan will be an important factor in attracting, retaining and motivating our employees, consultants, agents, and directors. We believe that we need the flexibility both to have an ongoing reserve of common stock available for future equity-based awards, and to make future awards in a variety of forms.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since the beginning of our 2011 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $220,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Notes Payable to Related Parties

The following summarizes the terms and balances of the related party notes:

	31-Dec-13	31-Dec-12	Interest Rate
D1	$2,413,752	$1,242,913	6%
D2	306,946	289,753	12%
D3	173,367	124,587	—
D4	103,500	—	24%
D3	81,697	50,000	24%
D3	20,000	20,000	24%
D3	10,000	10,000	24%
D5	1,627	1,627	—
Total	$3,110,889	$1,738,880

D1 – Symbiote, Inc. is one of our principal shareholders. We also incur approximately $150,000 annually for rent expense with them. According to the note agreement, the note holder may, at its option at any time after default, proceed to convert any remaining balance of the notes to equity at a rate equal to the proportion of the remaining balance of the note divided by $4,000,000 enterprise value. The note was considered to be in default as of December 31, 2013; therefore, the note holder has the right to exercise the conversion option, but has not yet elected to do so. We evaluated the agreement for derivatives and determined that it does not qualify for derivative treatment for financial reporting purposes, because the agreement relates to our own equity and, the debt and the equity are not closely related. We also determined this does not qualify as a beneficial conversion feature. Accordingly, the balance is reported at the carrying amount.

D2 –a shareholder and employee.

D3 –a minority shareholder.

D4 -- The spouse of our CEO.

D5 -- a shareholder and employee

Director Independence

We are not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, Harold Hansen, our sole director, would not be considered independent.

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Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believe that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the near future; the implementation of which is likely to be in connection with our next contemplated acquisition. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our board. Although our board has not established any minimum qualifications for director candidates, when considering potential director candidates, our board considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our board.

We do not have a charter governing the nominating process. Our sole director will initially perform the functions of a nominating committee, but is not independent because he is also an officer. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. Our Board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that the leadership structure and combination or President and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process. The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Stockholder and Interested Party Communications

Our Board of Directors does not currently provide a process for stockholders or other interested parties to send communications to our Board of Directors because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our Common Stock. However, our new management is in the process of establishing a process for stockholder and interested party communications in the future.

Code of Conduct and Ethics

Although we have not adopted one at this point, we intend to adopt a code of ethics that will apply to our executive officers, directors and employees, its subsidiaries and its controlled affiliates. We intend to post our code of ethics on our Web site at www.energieholdings.com and to disclose any amendments to or any waivers from a provision of its code of ethics in a current report on Form 8-K.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND, RELATED STOCKHOLDER MATTERS

Market Information

Trading of our Common Stock commenced on the OTCBB in July 2008 under the trading symbol “ALAS.” In January 2014 our trading symbol became “ELED.”

The table below sets forth the reported high and low bid prices for the periods indicated.  The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our Common Stock. In 2012 we engaged in a reverse stock split whereby every three shares of our common stock were exchanged for one share of common stock. The prices listed below have been adjusted for such stock split.

Quarter Ended	High	Low

September 30, 2012	$0.07	$0.07
December 31, 2012	$0.25	$0.02

March 31, 2013	$0.10	$0.02
June 30, 2013	$0.27	$0.03
September 30, 2013	$0.73	$0.08
December 31, 2013	$0.67	$0.02

March 31, 2014	$0.15	$0.03
June 30, 2014	$0.06	$0.21

As of September 19, 2014 the closing bid price of our Common Stock was $0.029.

Trading volume in our Common Stock has been very limited since we commenced trading.  As a result, the trading price of our Common Stock is subject to significant fluctuations.

Holders

As of the date of this Report we had 214 holders of record for our Common Shares. The number of record shareholders does not include those persons who hold their shares in “street name.”

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth below under “Item 3.02” of this current report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

General

Effective September 18, 2014, our authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) and 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

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Common Stock

There are 250,000,000 shares of Common Stock, $.0001 par value, authorized, with 51,400,000 common shares issued and outstanding.  The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock, which may be authorized and issued in the future.  Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock which may be authorized and issued in the future.  The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable.  Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election.  We have no present intention to pay cash dividends to the holders of Common Stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors.

Accordingly, our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of Preferred Stock, in one or more series, each such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, privileges and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be determined by  our board of directors.  The rights for the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Transfer Agent

Our stock transfer agent is Pacific Stock Transfer, located in 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119. Their phone number is (702) 361-3033.

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that no officer or director of our Company will be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

In, addition, the employment agreements for each executive officer contains an indemnification provision wherein the Company promises to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with our executive officer’s good faith performance of such individual’s employment. Further, we have executed separate indemnification agreements with each of our officers, our advisory board members and certain employees wherein we promises to defend, indemnify, advance the expenses of defense and hold the individual harmless to the fullest extent permitted by law against any and all liabilities incurred by the individual in connection with the good faith performance of services for the Company by such individual.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

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Financial Statements and Supplementary Data

Information concerning our financial information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

On May 15, 2014, we notified Jonathon P. Reuben, CPA An Accountancy Corporation (“Reuben”) that it was dismissed as our independent registered public accounting firm. The decision to dismiss Reuben as the Company’s independent registered public accounting firm was approved and ratified by our Board of Directors effective as of May 15, 2014. Except as noted in the paragraph immediately below, the reports of Reuben on our financial statements at December 31 2013 and for the six months then ended and for the period from inception (February 13, 2009) through December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Reuben on our financial statements as of December 31, 2013 and for the six months then ended and for the period from inception (February 13, 2009) through December 31, 2013 contained explanatory paragraphs which noted that there was substantial doubt as to our ability to continue as a going concern as we had negative working capital that raised doubt about our ability to continue as a going concern.

As of December 31 2013 and for the six months then ended and for the period from inception (February 13, 2009) through December 31, 2013 and from December 31, 2013 through May 15, 2014, we had not had any disagreements with Reuben on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Reuben’s satisfaction, would have caused them to make reference thereto in the reports on our financial statements for such periods.

As of December 31 2013 and for the six months then ended and for the period from inception (February 13, 2009) through December 31, 2013 and from December 31, 2013 through May 15, 2014, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Reuben with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Reuben is attached hereto as Exhibit 16.1

On May 13, 2014 (the “ Engagement Date”), we engaged BF Borgers CPA PC (“ BFB”) as our independent registered public accounting firm for our fiscal year ended December 31, 2014. The decision to engage BFB as our independent registered public accounting firm was approved by our Board of Directors. During the two most recent fiscal years and through the Engagement Date, we had not consulted with BFB regarding either the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that BFB concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

  UNREGISTERED SALES OF EQUITY SECURITIES

On July 2, 2014, we issued 33,000,000 “restricted” shares of our common stock in exchange for 100% ownership interest in Energie. This transaction resulted in the owners of Energie obtaining a majority voting interest in our Company. The merger of Energie into Holdings results in Energie having control of the combined entity. The Common Stock issued was issued in reliance upon exemptions from registration pursuant to (i) Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, and/or (ii) Regulation S of the Securities Act.  The issuance was not a public offering based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) the investment intent of the offerees; and (v) the restriction on transferability of the securities issued.

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There have been no other sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

In October, 2012 IACE Investments Two, Inc. and the Company agreed to cancel all but 450,000 shares of common stock out of 75,000,000 shares held by IACE; and on June 21, 2013, this agreement was memorialized and executed and 74,550,000 shares were returned to the Company’s transfer agent for cancelation. The Company issued 300,000 and 400,000 shares of restricted common stock in connection with a legal services agreement on June 26, 2013 and January 7, 2014 respectively, in transactions that were exempt from registration requirements of the securities Act of 1933, as amended (the “Securities Act”). The Company issued an additional 26,239,542 shares into escrow with Davisson & Associates, PA for distribution for delivery upon closing of the previous share exchange involving with Corporacion Ygnus, SA, which was terminated. Under agreement with the Company, the shares were retained in escrow along with an additional 6,000,000 shares that were issued into escrow for Closing of the Share Exchange with Energie. Those shares were retained in escrow and held for distribution to OELC members upon closing of the Share Exchange, the issuance of these shares is exempt from registration under Section 4(2) of the Securities Act. In addition, to facilitate the Share Exchange with Energie, 1,060,458 common shares of Holdings were contributed by one of our existing shareholders to equal a total of 33,000,000

Item 5.01.  Changes in Control of Registrant.

On July 2, 2014, we issued 33,000,000 “restricted” shares of our common stock in exchange for 100% ownership interest in Energie. This transaction resulted in the owners of Energie obtaining approximately 65% of our issued and outstanding shares of Common Stock on a fully diluted basis.  The Common Stock issued to the OELC members and/or their designees was issued in reliance upon exemptions from registration pursuant to (i) Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, and/or (ii) Regulation S of the Securities Act.  We intend to comply with the conditions of Category 3 of 903(b) of Regulation S and an appropriate legend will be affixed to the stock certificate issued in accordance with Regulation S.  The legend shall state that the shares represented by the stock certificate shall only be sold pursuant to a registration under the Securities Act or pursuant to an available exemption from registration and the holders of the stock certificate shall not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.  We will refuse to register any transfer of the shares not made in accordance with Regulation S.

Other than the transactions and agreements disclosed in this Current Report on Form 8-K, we know of no arrangements which may result in a change in control. No officer, director, promoter, or affiliate has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Share Exchange, the sole member of our board of directors (the “Board”), Frank Drechsler, was replaced by Harold Hanson. In addition, the Board appointed Harold Hansen to serve as Chairman of the Board. Harold Hansen will continue to serve as Chief Executive Officer and President, Richard Cole Dennard will serve as Chief Financial Officer and Treasurer, and Lee Barratt will serve as Secretary. Because of the change in the composition of our board of directors and the issuance of securities pursuant to the Share Exchange, a change-of-control of our Company occurred on the closing date (July 2, 2014). On the Closing Date Frank Drechsler resigned from all officer positions held with us after appointing the forgoing officers and Harold Hansen as a director, resigned as a director.

The following table sets forth certain information regarding our directors and executive officers following the Share Exchange.

Name	Position
Harold (Hal) Hansen	President Chief Executive Officer and Director
Richard Cole Dennard	Treasurer and Chief Financial Officer
Lee Barratt	Secretary

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Reference is made to Item 2.01 above for certain information regarding the executive officers and directors.

Item 9.01. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of Energie, LLC (wholly owned by OELC, LLC) as of and for the years ended December 31, 2013 and 2012 and unaudited financial statements of Energie, LLC (wholly owned by OELC, LLC) for the six months ended June 30, 2014 and 2013 are included herein below and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2014 concerning the Recapitalization Trasnactiuonmerger of Energie into Holdings are included herein and are incorporated herein by reference.

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(d)  Exhibits.

Exhibit Number	Description

2.1*	Certificate of Incorporation of Energie Holdings, Inc.(incorporated by reference to Current Reports on Form 8-K dated as of June 10, 2014 and July 2, 2014)

2.2*	Bylaws of Energie Holdings, Inc. (incorporated by reference to Current Reports on Form 8-K dated as of June 10, 2014 and July 2, 2014)

2.3	Certificate of Amendment to Certificate of Incorporation of Energie Holdings, Inc. filed September 18, 2014

10.37*	Energie Holdings Inc. 2014 Stock Option Plan (incorporated by reference to 14C Information Statement filed August 25, 2014).

10.38*	Share Exchange Agreement dated December 31, 2013 between Alas Aviation Corp. and OELC LLC, and Shareholders of OELC LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated as of December 31, 2013)

10.39*	Agreement and Plan of Merger dated January 27, 2014 between Alas Aviation Corp., Alas Acquisition Company and Energie Holdings, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K and Form 8-K/A dated as of January 27, 2014)

10.40*	Investment Agreement dated July 16, 2014 between Energie Holdings, Inc. and Dutchess Opportunity Fund, II, LP (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated as of July 16, 2014)

10.41*	Registration Rights Agreement dated July 16, 2014 between Energie Holdings, Inc. and Dutchess Opportunity Fund, II, LP (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated as of July 16, 2014)

99.1	Audited Financial Statements of Energie LLC for the Fiscal Year Ended December 31, 2013 and 2012

99.2	Un-Audited Condensed Financial Statements of Energie, LLC for the for the Three Months Ended March 31, 2014 and 2013

99.3	Pro Forma Financial Statements

99.4	Un-Audited Condensed Financial Statements of Energie, LLC for the Three and Six Months Ended June 30, 2014 and 2013

*Previously filed.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 23, 2014	ENERGIE HOLDINGS, INC.

By:	/s/ Hal Hanson
Harold Hansen, President and Chief Executive Officer
Principal Executive Officer

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